E-281
Exhibit No. 9
Form 8-K
Headway Corporate Resources, Inc.
SEC File No. 0-23170

                                                        EXHIBIT A


                      [FORM OF SECURITY]

          THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT" ) OR ANY STATE SECURITIES LAWS.
NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER
(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501
(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO (X) THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT
(A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH IS, AS OF THE DATE OF SUCH OFFER, SALE OR TRANSFER, EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL
BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (a)(l),
(a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT IN THEIR SOLE DISCRETION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF OPINIONS OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM ATTACHED AS EXHIBIT D TO THE INDENTURE (A COPY OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO EACH OF THEM. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          THIS  SECURITY  MAY BE TRANSFERRED ONLY  IN  COMPLIANCE
WITH  THE RESTRICTIVE LEGEND WHICH APPEARS ON THE PRECEDING PAGES
OF THIS SECURITY.

               HEADWAY CORPORATE RESOURCES, INC.

       Increasing Rate Senior Subordinated Note Due 2006
No.                                                   $

          HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to ____________________ or registered assigns, the principal sum of
________________ dollars ($ _________________) on March 19, 2006.

          Interest  Payment Dates:  March 30, June 30,  September
30, and December 30, beginning June 30, 1998.

          Record  Dates:   February 28, May 28,  August  28,  and
November 28, beginning May 28, 1998.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN   WITNESS  WHEREOF,  the  Company  has  caused  this
Security to be signed manually or by facsimile by its duly authorized officers.

     Dated:      March 19, 1998
                                   HEADWAY CORPORATE
                                    RESOURCES, INC.

                                   By:________________________
                                     Name:
                                     Title:
Attest:

By:________________________
  Name:
  Title:

            TRUSTEE'S CERTIFICATE OF AUTHENTICATION
          This  is  one of the Securities in the within-mentioned
Indenture.

                                   STATE STREET BANK AND
                                       TRUST  COMPANY,  N.A.,  as
Trustee


                                   By:_____________________________
                                        Authorized Signer

               HEADWAY CORPORATE RESOURCES, INC.

       Increasing Rate Senior Subordinated Note Due 2006

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture, dated as of March 19, 1998 (the "Indenture"), as amended from time to time, by and between Headway Corporate Resources, Inc., a Delaware corporation (the "Company") and State Street Bank and Trust Company, N.A., as trustee (the "Trustee").

1.   Interest.

          HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation (the "Company"), promises to pay interest on the unpaid principal amount of this Security at an initial rate of twelve percent (12%) per annum and, to the extent not earlier redeemed, increasing to fourteen percent (14%) per annum commencing on March 19, 2001; provided, however, that upon the occurrence and during the continuance of an Event of Default (as defined in the Indenture) the Company will pay interest on the unpaid principal amount of this Security at the foregoing applicable rates plus an additional five percent (5%) per annum (such increased interest rate is hereinafter referred to as the "Default Rate"). The Company will pay interest quarterly in arrears on March 30, June 30, September 30 and December 30 of each year or if any such day is not a Business Day, on the next succeeding Business Day (the "Interest Payment Date"), commencing June 30, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding
Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest shall accrue with respect to principal on this Security to, but not including the date of repayment of such principal; provided, however, that if payment to the Paying Agent occurs after 10:00 a.m., New York City time, interest shall be deemed to accrue until the following Business Day. On each Interest Payment Date, interest on the Securities will be paid for the immediately preceding accrual period.

          To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue Principal, if any, at the Default Rate, compounded semiannually; and (ii) overdue installments of interest, if any (without regard to any applicable grace period) at the same rate, compounded semiannually. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Except as set forth in the Indenture, Holders must surrender Securities to the Paying Agent to collect principal payments. The Securities will be payable as to Principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Securities at their addresses set forth in the register of Holders. If this Security is a Global Security, all payments in respect of this Security will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository.

3.   Paying Agent and Registrar.

          Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co- Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Registrar.

4.   Indenture.

          The Company issued the Securities under an Indenture, dated as of March 19, 1998 (the "Indenture"), between the Company and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its Increasing Rate Senior Subordinated Notes Due 2006 (the "Securities"). Each Holder, by accepting the Securities, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are unsecured obligations of the Company limited (except as otherwise provided in the Indenture) in aggregate principal amount to $10,000,000 plus amounts, if any, sufficient to pay interest and premium, if any, on outstanding Securities as set forth in Paragraph 2 hereof. The obligations of the Company under the Note and the Indenture are guaranteed pursuant to, and in accordance with, that certain Guaranty Agreement, dated as of March 19, 1998, between certain subsidiaries of the Company and the Trustee.

5.   Optional Redemption.

          On and after March 19, 1999, the Securities may be redeemed, at the option of the Company, in whole dollar amounts of at least $1,000,000 of principal (unless the remaining outstanding amount of the Note is less than $1,000,000) at a redemption price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding paragraph, plus accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date). The Company may at any time or from time to time purchase Securities from Securityholders in market transactions and such purchases shall not be considered redemptions.

          The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the twelve (12) period beginning March 19, of the years indicated below (the "Redemption Price"):

     Year                     Percentage of Principal Amount

     1999                               105%
     2000                               103%
     2001                               101%
     2002 and thereafter                100%

          If the Redemption Date is subsequent to a Record Date with respect to any Interest Payment Date and on or prior to such Interest Payment Date, then such accrued interest, if any, will be paid to the person in whose name such Securities are registered at the close of business on such Record Date and no other interest will be payable thereon. In the event of a partial redemption, the Trustee will select the Securities to be redeemed pro rata or by such manner as the Trustee deems fair to the Holders of the Securities. In the event of any conflict between the Security and the Indenture, the Indenture shall govern.

6.   Notice of Redemption.

          Notice of redemption will be mailed by first class mail at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

          Except as set forth in the Indenture, from and after any Redemption Date, if on such Redemption Date the Paying Agent holds U.S. Legal Tender sufficient for the redemption of the Securities called for redemption on such Redemption Date, then, unless the Company defaults in the payment of the Redemption Price or the Paying Agent is otherwise prohibited from paying the Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.   Offers to Purchase.

          If there is a Change of Control (as defined in the Indenture), the Company will be required to offer to purchase all Securities at the Redemption Price, plus accrued and unpaid interest to the date of purchase. Holders of Securities that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Securities purchased as set forth in the Indenture.

          If the Company consummates any Asset Sale (as defined in the Indenture), the Company may be required to utilize certain of the Net Cash Proceeds (as defined in the Indenture) received from such Asset Sale, to an offer to redeem Securities at the Redemption Price, plus accrued and unpaid interest to the date of redemption. Holders of Securities which are the subject of an offer to redeem will receive an offer to redeem from the Company prior to any related purchase date, and may elect to have such Securities redeemed as set forth in the Indenture.

8.   Subordination.

          The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorized and directs the Trustee, on behalf of such holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture, and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

9.   Denominations; Transfer; Exchange.

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes or similar governmental charges required by law and as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption. No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of fifteen (15) days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.  Discharge Prior to Redemption or Maturity: Defeasance.

          The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of U.S. Legal Tender sufficient to pay when due Principal of and interest, if any, on the Securities to maturity or redemption, as the case may be.

          The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire Indebtedness of the Company on this Security or (b) certain restrictive covenants and the Defaults and Events of Default related thereto, in each case upon compliance by the Company with certain conditions set forth therein.

11.  Amendment: Supplement: Waiver.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Required Holders (as defined in the Indenture), and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Required Holders. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, cure among other things, any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article V of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  Restrictive Covenants.

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to incur additional Indebtedness, transfer or sell assets, pay dividends, make certain other Restricted Payments and Investments, create Liens or enter into transactions with Affiliates and mergers. The Company must report quarterly to the Trustee on compliance with such limitations.

13.  Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least thirty percent (30%) in the aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, the Required
Holders to direct the Trustee in its exercise of any trust or power.

14.  Trustee Dealings with Company.

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates, as if it were not the Trustee.

15.  No Recourse Against Others.

          A stockholder, director, officer, employee or incorporator, as such, of the Company or any of its Subsidiaries shall not have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation, including with respect to any certificates delivered hereunder or thereunder from any such person. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

16.  Authentication.

          This  Security shall not be valid until the Trustee  or
authenticating   agent   manually  signs   the   certificate   of
authentication on this Security.

17.  Governing Law.

          The Indenture and this security shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York without regard to principles of conflicts of laws.

18.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

19.  CUSIP Numbers.

          Pursuant  to  a  recommendation  promulgated   by   the
Committee on Uniform Security Identification Procedures, the Company may cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

20.  Indenture.

          Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The  Company will furnish to any Holder of  a  Security
upon  written request and without charge a copy of the Indenture.
Requests  may be made to: Headway Corporate Resources, Inc.,  850
Third Avenue, New York, New York  10022, Attn.: President.

21.  Successors.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor will be released from those obligations.

22.  Unclaimed Money.

          If money for the payment of Principal or interest remains unclaimed for two (2)years, the Trustee or Paying Agent shall return the money to the Company upon its request. After that, all liability of the Trustee and Paying Agent with respect to such money shall cease and Holders entitled to money must look to the Company for payment.

23.  Certain Information Obligations.

          At any time when the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, upon the request of a Holder of a Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Note designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.


                      [FORM OF ASSIGNMENT]

I or we assign this Security to



     (Print or type name, address and zip code of assignee)

Please insert Social Security or other
     identifying number of assignee



and  irrevocably appoint ______________________ agent to transfer
this  Security  on  the  books of the  Company.   The  agent  may
substitute another to act for it.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto, and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that such Securities are being transferred:

          CHECK ONE BOX BELOW

(1)       to the Company; or

(2) pursuant to a registration statement which has been declared effective under the Securities Act; or

(3) pursuant to and in compliance with Rule 144A under the Securities Act; or

(4) pursuant to and in compliance with Regulation S under the Securities Act; or

(5) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Company and the Trustee the Transferee Certificate in the form attached as Exhibit C to the Indenture (such Transferee Certificate can be obtained from the Trustee); or

(6) pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4), (5) or (6) is checked, the Company and the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such opinions of counsel, certifications and/or other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.


Dated:_______________
Signed:______________________________________________
                         (Sign  exactly as your name  appears  on
the front of this Security)


Signature                                              Guarantee:
___________________________________________________________
               NOTICE: Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Bond Registrar which requirements will include membership or participation in the Securities Transfer Agents Medallion Program or such other "signature guarantee program" as may be determined by the Bond Registrar in addition to, or in substitution for, the Securities Transfer Agents Medallion Program, all in accordance with the Securities Exchange Act of 1934, as amended.


              [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

               Section 4.16 (Change in Control)
               Section 4.17 (Asset Sale)

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount: $ ________________


     Date:______________________                       Signature:
_______________________________
                                        (Sign  exactly  as   your
                                        name appears on the front
                                        of this Security)

                              Tax       Identification       No.:
__________________


Signature
Guarantee:_______________________________________________________
______


                                                        EXHIBIT B
           [FORM OF LEGEND FOR BOOK-ENTRY SECURITIES]


          Any   Global   Security  authenticated  and   delivered
hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.